Exhibit 4.3

Execution Copy

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of June 18, 2002, by and between MWI Holdings, Inc. (the “Company”), Bruckmann, Rosser, Sherrill & Co. II, L.P. (“BRS”), Agri Beef Co. (“AgriBeef”), the other Persons set forth on the signature pages hereto and such other Persons which become party to this Agreement (such Persons, collectively, the “Additional Stockholders”).  Capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in Section 1.

1.                                      Definitions.  As used herein, the following terms shall have the following meanings.

“BRS Registrable Securities” means (i) any shares of Common Stock issued or issuable to BRS, and (ii) any shares of capital stock of the Company issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.  For purposes of this Agreement, a Person will be deemed to be a holder of BRS Registrable Securities whenever such Person has the right to acquire directly or indirectly such BRS Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.  Such securities will cease to be BRS Registrable Securities when sold pursuant to Rule 144 or any offering registered under the Securities Act.

“Common Stock” means, collectively, (i) the Company’s common stock, $0.01  par value per share, (ii) any other class of common stock, and (iii) any capital stock of the Company issued or issuable with respect to the securities referred to in clauses (i) or (ii) above whether by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Other Registrable Securities” means (i) any shares of Common Stock issued or issuable to AgriBeef or any Additional Stockholder, and (ii) any shares of capital stock of the Company issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.  For purposes of this Agreement, a Person will be deemed to be a holder of Other Registrable Securities whenever such Person has the right to acquire directly or indirectly such Other Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.  Such securities will cease to be Other Registrable Securities when sold pursuant to Rule 144 or any offering registered under the Securities Act.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity, or a governmental entity (or any department, agency or political subdivision thereof).

“Registrable Securities” means collectively, the BRS Registrable Securities and the Other Registrable Securities

“Registration Expenses” means all expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company.

“Rule 144” means Rule 144 under the Securities Act (or any similar rule then in force).

“Securities Act” means the Securities Act of 1933, as amended.

2.                                      Demand Registrations.

(a)                                  Requests for Registration.  Subject to this Section 2, the holders of a majority of the BRS Registrable Securities may request registration, whether underwritten or otherwise, under the Securities Act of all or part of their Registrable Securities on Form S-1 or any similar long-form registration (“Long-Form Registrations”) or on Form S-2 or S-3 or any similar short-form registration (“Short-Form Registrations”), if available.  Each request for a Long-Form Registration or Short-Form Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering.  Within twenty (20) days after receipt of any such request for a Long-Form Registration or Short-Form Registration, the Company will give written notice of such requested registration to all other holders of Registrable Securities and will include (subject to the provisions of this Agreement including clause (d) below) in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the receipt of the Company’s notice.  All registrations requested pursuant to this Section 2(a) are referred to herein as “Demand Registrations”.

(b)                                 Long-Form Registrations.  The holders of a majority of the BRS Registrable Securities will be entitled to request four (4) Long-Form Registrations in which the Company will pay all Registration Expenses.  A registration will not count as the permitted Long-Form Registration until it has become effective and unless the holders of BRS Registrable Securities are able to register and sell at least 90% of the BRS Registrable Securities requested to be included in such registration; it being understood and agreed that the requisite holders of BRS Registrable Securities making a request for a Demand Registration hereunder may withdraw from such registration at any time prior to the effective date of such Demand Registration, in which case such request will not count as one of the permitted Demand Registrations for such holders, irrespective of whether or not such registration is effected.

(c)                                  Short-Form Registrations.  The holders of a majority of the BRS Registrable Securities will be entitled to request an unlimited number of Short-Form Registrations in which the Company will pay all Registration Expenses.  The holders of a majority of the Other Registrable Securities will be entitled to request up to 3 Short-Form Registrations in which the Company will pay all Registration Expenses.  Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form.  After the Company has become subject to the reporting requirements of the Exchange Act, the Company will use its best efforts to make Short-Form Registrations available for the sale of Registrable Securities.

(d)                                 Priority on Demand Registrations.  The Company will not include in any Demand Registration any securities which are not Registrable Securities (other than securities owned by the Company which the Company proposes to register) without the prior written consent of the holders of at least a majority of the BRS Registrable Securities included in such registration.  If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company will include in such registration, (i) first, the number of Registrable Securities requested to be included in such registration pro rata, if necessary, among the holders of Registrable Securities based on the number of shares of Registrable Securities requested to be included therein by each such holder, and (ii) second, any other securities of the Company requested to be included in such registration pro rata, if necessary, on the basis of the number of shares of such other securities requested to be included therein by each such holder.

(e)                                  Restrictions on Demand Registrations.  The Company will not be obligated to effect any Demand Registration (i) within six months after the effective date of a previous Demand Registration or (ii) if the Company shall furnish to the holders requesting such Demand Registration a certificate signed by the Company’s Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be materially harmful to the economic prospects of the Company for such Demand Registration to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the initial request for the Demand Registration; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve-month period.

(f)                                    Selection of Underwriters.  In the case of a Demand Registration, the holders of a majority of the BRS Registrable Securities to be included in such Demand Registration will have the right to select the investment banker(s) and manager(s) to administer the offering, which investment banker(s) and manager(s) will be nationally recognized and reasonably acceptable to the Company.

(g)                                 Other Registration Rights.  Except as provided in this Agreement, the Company will not grant to any Persons the right to request the Company to register any equity securities of the Company, without the prior written consent of a majority of the holders of BRS Registrable Securities.

3.                                      Piggyback Registrations.

(a)                                  Right to Piggyback.  Whenever the Company proposes to register any of its Common Stock under the Securities Act other than pursuant to the Company’s initial public offering (if the applicable underwriters request that only securities owned by the Company be included in such offering), a Demand Registration, and other than pursuant to a registration statement on Form S-8 or S-4 or any similar or successor form and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and will, subject to the provisions of this Agreement including clauses (c) and (d) below, include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the receipt of the Company’s notice.

(b)                                 Piggyback Expenses.  The Registration Expenses of the holders of Registrable Securities will be paid by the Company in all Piggyback Registrations.

(c)                                  Priority on Primary Registrations.  If a Piggyback Registration is an underwritten primary registration on behalf of the Company, the Company will include in such registration all securities requested to be included in such registration; provided, that if the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the number of Registrable Securities requested to be included in such registration by the holders of Registrable Securities, pro rata among the holders of such Registrable Securities on the basis of the number of shares of such Registrable Securities requested to be included therein by such holder, and (iii) third, other securities, if any, requested to be included in such registration.

(d)                                 Priority on Secondary Registrations.  If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities (which registration was granted in accordance with Section 2(g) above), the Company will include in such registration all securities requested to be included in such registration; provided, that if the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration the securities and Registrable Securities requested to be included therein pro rata, if necessary, among the holders of such securities and Registrable Securities on the basis of the number of securities requested to be included in such registration.

(e)                                  Selection of Underwriters.  In case of a Piggyback Registration that is an underwritten offering, the Company will have the right to select the investment banker(s) and manager(s) to administer the offering, which investment banker(s) and manager(s) will be nationally recognized and reasonably acceptable to the holders of a majority of the Registrable Securities.  The Company shall not be required to include any Registrable Securities in such underwritten offering unless the holders of a majority of the Registrable Securities comply with Section 8 hereof.

(f)                                    Other Registrations.  If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to this Section 3, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Forms S-4 or S-8 or any similar or successor forms or in connection with a Unit Offering Registration), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six months has elapsed from the effective date of such previous registration.

4.                                      Holdback Agreements.

(a)                                  Each holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the date of the final prospectus relating to any Demand Registration or Piggyback Registration (except as part of such registration), unless the underwriters managing the registered public offering, if any, or the Company request otherwise, in which case, each holder of Registrable Securities agrees to be bound by a holdback of up to a 180 day period beginning the date of the final prospectus relating to any such Demand Registration or Piggyback Registration.

(b)                                 The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration or Piggyback Registration (except as part of such underwritten registration, or pursuant to registrations on Forms S-4 or S-8 or any similar or successor forms), unless the underwriters managing the registered public offering otherwise agree, and (ii) to use its best efforts to cause each holder of at least 5% (on a fully diluted basis) of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

5.                                      Registration Procedures.  Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

(a)                                  prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to one counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed);

(b)                                 prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the lesser of (x) 180 days and (y) such shorter period which will terminate when all Registrable Securities covered by the registration statement have been sold and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c)                                  furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d)                                 use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process (i.e., service of process which is not limited solely to securities law violations) in any such jurisdiction);

(e)                                  notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(f)                                    cause all such Registrable Securities to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed;

(g)                                 provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(h)                                 enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

(i)                                     make available at reasonable times for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement subject to the applicable person(s) executing a nondisclosure agreement in reasonable form and substance if reasonably required by the Company;

(j)                                     otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k)                                  permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

(l)                                     in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order;

(m)                               use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

(n)                                 obtain a “cold comfort” letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the holders of a majority of the Registrable Securities being sold reasonably request.

If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company and if, in its sole and exclusive judgment, such holder is or might be deemed to be a controlling person of the Company, such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such holder; provided, that with respect to this clause (ii) such holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

6.                                      Registration Expenses.  Except as otherwise provided herein, (i) all Registration Expenses will be borne by the Company, and (ii) the Company will reimburse the holders of Registrable Securities covered by a registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the BRS Registrable Securities.

7.                                      Indemnification.

(a)                                  The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its partners, members, officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such holder, partners, members, director, officer or controlling person for any legal or other expenses reasonably incurred by such holder, partner, member, director, officer or controlling person in connection with the investigation or defense of such loss, claim, damage, liability or expense, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same.  In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b)                                 In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will (i) indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact relating to such holder and provided by such holder to the Company or the Company’s agent contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in, or based upon, any information or affidavit so furnished in writing by such holder; provided, that the obligation to indemnify will be individual to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement, and (ii) reimburse the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) for any legal or other expenses reasonably incurred by such Persons in connection with the investigation or defense of such loss, claim, damage, liability or expense, except insofar as the same are caused by or contained in any information furnished to such holder of Registrable Securities by such Persons expressly for use therein.  In connection with an underwritten offering in which a holder of Registrable Securities is participating, each such holder will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act).

(c)                                  Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that failure to give such notice shall not affect the right of such Person to indemnification hereunder unless such failure is prejudicial to the indemnifying party’s ability to defend such claim) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its prior written consent (but such consent will not be unreasonably withheld).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d)                                 The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.  The Company and each holder also agree to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the indemnification provided for herein is unavailable for any reason.

(e)                                  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

8.                                      Participation in Underwritten Registrations.  No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such holder and such holder’s intended method of distribution.

9.                                      Rule 144 Reporting.  With a view to making available to the holders of Registrable Securities the benefits of certain rules and regulations of the Securities and Exchange Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a)                                  make and keep current public information available, within the meaning of Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after it has become subject to the reporting requirements of the Exchange Act;

(b)                                 file with the Securities and Exchange Commission, in a timely manner, all reports and other documents required of the Company under the Securities Act and Exchange Act (after it has become subject to such reporting requirements); and

(c)                                  so long as any party hereto owns any Registrable Securities, furnish to such Person forthwith upon request, a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time commencing ninety (90) days after the effective date of the first registration filed by the Company for an offering of its securities to the general public), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as such Person may reasonably request in availing itself of any rule or regulation of the Securities and Exchange Commission allowing it to sell any such securities without registration.

10.                                 Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient.  Such notices, demands and other communications will be sent to the address indicated below:

If to the Company:

c/o MWI Veterinary Supply Co.

2201 N. 20th Street

Nampa, ID  83687

Attn:  President

Fax:

with copies (which shall not constitute notice to the Company) to:

Bruckmann, Rosser, Sherrill & Co., Inc.

156 East 56th Street, 29th Floor

New York, New York  10022

Attention:                 Bruce Bruckmann
Brett Pertuz

Fax:  (212) 521-3799

Kirkland & Ellis

153 East 53rd Street

New York, NY  10022

Attention:  Eunu Chun, Esq.

Fax:                           (212) 446-4900

If to BRS:

Bruckmann, Rosser, Sherrill & Co., Inc.

156 East 56th Street, 29th Floor

New York, New York  10022

Attention:  Brett Pertuz

Fax:  (212) 521-3799

with a copy (which shall not constitute notice to BRS) to:

Kirkland & Ellis

153 East 53rd Street

New York, NY  10022

Attention:  Eunu Chun, Esq.

Fax:                           (212) 446-4900

If to AgriBeef:

Agri Beef Co.

1555 Shoreline Drive, 3rd Floor

P.O. Box 6640

Boise, Idaho  83702

Attn: Robert Rebholtz and Rick Stott

Fax:  (208) 338-2605

with a copy (which shall not constitute notice to BRS) to:

Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP

2121 Avenue of the Stars, 18th Floor

Los Angeles, CA 90067

Attention:  Barry E. Fink

Fax:  (310) 282-6280

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party.

11.                               Miscellaneous.

(a)                                  No Inconsistent Agreements.  The Company will not enter into any agreement which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

(b)                                 Remedies.  Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

(c)                                  Amendments and Waivers.  Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of at least a majority of the Registrable Securities.

(d)                                 Successors and Assigns.  All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.  In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

(e)                                  Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(f)                                    Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

(g)                                 GOVERNING LAW.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(h)                                 Time is of the Essence; Computation of Time.  Time is of the essence for each and every provision of this Agreement.  Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon a Saturday, Sunday, or any date on which banks in New York, New York are authorized to be closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular business day.

(i)                                     Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

MWI HOLDINGS, INC.

By:	/s/ Mary Pat Thompson
Name:
Title:

BRUCKMANN, ROSSER, SHERRILL & CO. II, L.P.
By: BRSE, L.L.C., as General Partner

By:	/s/ Bruce C. Bruckmann
Name: Bruce C. Bruckmann
Title: Managing Director

AGRI BEEF CO.

By:	/s/ W.B. Rawlings
Name:
Title:

ADDITIONAL STOCKHOLDERS:

/s/ Marilena Tibrea
Marilena Tibrea

/s/ Stephen C. Sherrill, POA
Julie Frist

/s/ James Cleary
James Cleary

/s/ Mary Pat Thompson
Mary Pat Thompson

/s/ Herb Ingersoll
Herb Ingersoll

/s/ James Ross
James Ross

/s/ Jeff Danielson
Jeff Danielson

/s/ John Ryan
John Ryan

/s/ Steve Nelson
Steve Nelson

/s/ James Culpepper
James Culpepper

/s/ James Hay
James Hay